Exhibit 99.1

LKQ Corporation to Present at Upcoming Investor Conferences

Chicago, IL (June 3, 2016)-LKQ Corporation (Nasdaq: LKQ) today announced that members of its senior management will be presenting at the following investor conferences:

BB&T’s 9th Annual Automotive Aftermarket Conference	June 6, 2016
Intercontinental Hotel, New York, New York

Baird’s 2016 Global Consumer, Technology & Services Conference	June 7, 2016
JW Marriott Essex House, New York, New York

Stephens 2016 Spring Investment Conference	June 8, 2016
The New York Palace Hotel, New York, New York

William Blair’s 36th Annual Growth Stock Conference	June 14, 2016
Four Seasons Hotel, Chicago, Illinois

Materials used during the presentations will be posted to the Company's website: www.lkqcorp.com on the day of the conference.

About LKQ Corporation
LKQ Corporation (www.lkqcorp.com) is a leading provider of alternative and specialty parts to repair and accessorize automobiles and other vehicles.  LKQ is also a leader in the design, production and supply of automotive glass to OEMs. LKQ has operations in North America, Europe, China and Taiwan. LKQ offers its customers a broad range of replacement systems, components, equipment and parts to repair and accessorize automobiles, trucks, and recreational and performance vehicles.

Joseph P. Boutross
LKQ Corporation
Director, Investor Relations
(312) 621-2793
jpboutross@lkqcorp.com